Exhibit 99.1
OWLET, INC. ANNOUNCES
1-FOR-14 REVERSE STOCK SPLIT WILL BECOME EFFECTIVE

The Company’s Class A common stock will begin trading on a split-adjusted basis on July 10, 2023

Lehi, UT, July 7, 2023 – Owlet, Inc. (NYSE: OWLT) (“Owlet” or the “Company”) today announced that the previously announced 1-for-14 reverse stock split (“Reverse Split”) of its Class A common stock, $0.0001 par value per share (“Common Stock”), will become effective at 5:00 p.m. EDT today, July 7, 2023. The shares of the Company’s Common Stock will begin trading on the New York Stock Exchange (“NYSE”) on a split-adjusted basis when markets open on Monday, July 10, 2023 under the existing trading symbol “OWLT” and new CUSIP number: 69120X206.

The Company expects that the Reverse Split will allow the Company to regain compliance with the $1.00 minimum average closing price requirement of the NYSE.

The Reverse Split will reduce the number of issued and outstanding shares of Common Stock from approximately 118,078,000 to approximately 8,434,142. The number of authorized shares of Common Stock will be reduced from 1,000,000,000 shares to 107,142,857 shares, which reflects a reduction to 1.5 times the current number of authorized shares of Common Stock, divided by the Reverse Split ratio. The 30,000 shares of Series A convertible preferred stock currently issued and outstanding will not be reduced by the Reverse Split, but the rate at which these shares are convertible into Common Stock will be adjusted in accordance with the Certificate of Designation for the Series A convertible preferred stock. The Reverse Split will also reduce the number of authorized but unissued shares of preferred stock from 99,970,000 shares to 10,711,071 shares, which reflects a reduction to 1.5 times the current number of authorized but unissued shares of preferred stock, divided by the Reverse Split ratio. All other outstanding options, warrants, and other securities entitling their holders to purchase or otherwise receive shares of Common Stock will be adjusted as a result of the Reverse Split, as required by the terms of each security. The number of shares available to be awarded under the Company’s equity incentive plans will also be appropriately adjusted. Following the Reverse Split, the par value of the Common Stock will remain unchanged at $0.0001 par value per share. No fractional shares will be issued in connection with the Reverse Split, and stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment equal to the fraction of a share of Common Stock in lieu of such fractional share.

Additional information regarding the Reverse Split is available in the Company’s definitive proxy statement originally filed with the U.S. Securities and Exchange Commission (SEC) on May 12, 2023.

About Owlet, Inc.

Owlet was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. Owlet also believes that every child deserves to live a long, happy, and healthy life, and is working to develop products to help further that belief. To learn more, visit www.owletcare.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including,

Exhibit 99.1
without limitation, statements regarding the Reverse Split and the timing thereof and expectations with respect to the Company’s compliance with the minimum average closing price required for continued listing on the NYSE. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the Company’s ability to regain compliance with the continued listing standards of the NYSE, market conditions and their impact on the trading price of our common stock and other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission, including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 and as any such factors may be updated from time to time in the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. New risk factors and uncertainties may emerge from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict such events or how they may affect Owlet. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Contacts
Investors and Media
Mike Cavanaugh Westwicke/ICR
Phone: +1.617.877.9641
mike.cavanaugh@westwicke.com